**A/C No** [***]
**Statement Date** 31-May-23

CHRISTIE'S

**Mailing Address**
Masterworks Gallery LLC
225 Liberty Street 29th Floor
New York, NY
USA
10281

**Account Address**
Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portfolio
225 Liberty Street
29th Floor
New York, NY
USA
10281

# THIRD PARTY STATEMENT

| Site | Currency | Sale Date | Sale No | Lot No | Description | Successful Purchaser | Hammer Price | Buyer's Premium | Bid Amount |
|---|---|---|---|---|---|---|---|---|---|
| New York | USD | 12-May-23 | 22044 | 176 | HELEN FRANKENTHALER (1928-2011) *The First of the Year* | YES | $2,000,000.00 | $470,000.00 | $2,000,000.00 |

| **Sub Total Amount Due Lot 19** | |
|---|---|
| Hammer Price | 2,000,000.00 |
| Buyer's Premium | 470,000.00 |
| Flat Financing Fee Due (to You) | (120,000.00) |
| **Net Amount Due to Christie's** | **$2,350,000.00** |

| **Payment Due to Christie's** | |
|---|---|
| 9/8/2023 | $ 2,350,000.00 |

Please note that this statement is provided to you as a courtesy and shall not be deemed an amendment to or modification of the agreement or invoice.